CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 7, 1997, relating to the financial statements of Azurel Ltd. and Subsidiaries, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                              /s/ Feldman Radin & Co., P.C.
                                              Feldman Radin & Co., P.C.
                                              Certified Public Accountant


New York, New York
July 14, 1997